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                           EXHIBIT 5.1

                        OPINION OF COUNSEL


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                           [LETTERHEAD]



                                        October 17, 1996


Warrantech Corporation
300 Atlantic Street
Stamford, CT 06901

           RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have examined the Registration Statement to be filed by you with the Securities and Exchange Commission on or about October 17, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 300,000 shares of your Common Stock issuable upon exercise of options to be granted under the Warrantech Corporation 1988 Employee Incentive Stock Option Plan (the "Plan"), 200,000 shares of your Common Stock issuable under the Warrantech Corporation 1996 Short Term Incentive Compensation Bonus Program (the "Program") and 50,000 shares of your Common Stock issuable upon the exercise of options to be granted under the Written Compensation Contract with Robert
M. Cohen & Co., Inc. (the "Cohen Contract") (shares issuable pursuant to the Plan, the Program and the Cohen Contract are herein collectively referred to as the "Shares").

     As counsel for Warrantech Corporation, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that, when issued and/or sold in the manner referred to in the Plan, the Program and the Cohen Contract, respectively, and (with respect to the Plan) pursuant to the respective agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully paid and non assessable.

     We consent to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                       Very truly yours,
                               /s/ Newman Tannenbaum Helpern
                                   Syracuse & Hirschtritt LLP
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                                NEWMAN TANNENBAUM HELPERN
                                    SYRACUSE & HIRSCHTRITT LLP